UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 11, 2008
PERRIGO COMPANY
(Exact name of registrant as specified in its charter)

MICHIGAN	0-19725	38-2799573

(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan	49010

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (269) 673-8451
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
                    ALLEGAN, Mich.- July 11, 2008 — Perrigo Company (Nasdaq: PRGO; TASE) today announced that its Board of Directors has appointed Ellen R. Hoffing as a new director of the Company for a term expiring on the date of the 2009 annual meeting. Ms. Hoffing is not currently a member of any committee of the Board of Directors.
                    Since 2006, Ellen Hoffing, 51, has served as President and Chief Executive Officer of Applied NeuroSolutions, Inc., a development stage biopharmaceutical company focused on diagnostics and therapeutics for the treatment of Alzheimer’s Disease. She has also served as Chairman of Applied NeuroSolutions’ Board of Directors since December 2007. Ms. Hoffing has extensive experience in the pharmaceutical industry, including management, strategic planning and operations, given her prior senior positions at American Pharmaceutical Partners (2005 — 2006), Baxter Healthcare (2002-2005), and Searle Pharmaceuticals (1983 — 2000). Ms. Hoffing has a bachelor of science in accountancy from the University of Illinois at Urbana — Champaign and a masters in management from the Kellogg Graduate School of Management at Northwestern University.
     Ms. Hoffing will receive the directors’ annual cash retainer and equity compensation, both pro-rated from the date she became a director.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY (Registrant)
	By:	/s/ Todd W. Kingma
Dated: July 11, 2008		Todd W. Kingma
Senior Vice President, Secretary and General Counsel